Exhibit 99.1

Contact:
Mark A. Klionsky,
Senior Vice President
CoStar Group, Inc.
(301) 280-3898
mklionsky@costar.com

CoStar Group, Inc. Announces Fourth Quarter and Year-End 2004
Results; Company To Enter Aggressive Growth Mode in 2005

Company Increases EBITDA 50% Year-Over-Year While Investing Heavily
in Database Expansion

Company Plans to Double Number of Tracked Buildings in Its North American
Database to Approximately 1.0 Million Properties by End of 2006

BETHESDA, MD February 16, 2005—CoStar Group, Inc. (NASDAQ: CSGP) today announced that its earnings increased significantly in the fourth quarter of 2004, during which the Company continued its significant investment in growing its database.

Year 2003-2004 Quarterly Results
($’s in millions, except per share data)

	2003				2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$22.6	$23.2	$24.1	$25.3	$26.3	$27.5	$28.6	$29.7
EBITDA	2.4	2.9	3.7	4.2	4.5	4.6	5.1	5.5
Pro forma earnings	1.0	1.4	2.1	2.8	3.1	3.4	4.0	4.3
Pro forma earnings per share — diluted	0.06	0.09	0.13	0.16	0.17	0.18	0.21	0.23
Net income (loss)	(0.8)	(0.4)	0.3	1.0	1.5	1.7	2.4	19.4
Net income (loss) per share — diluted	(0.05)	(0.02)	0.02	0.06	0.08	0.09	0.13	1.03
Weighted average outstanding shares — diluted	15.8	15.9	16.5	17.8	18.7	18.8	18.9	18.9

CoStar’s EBITDA (earnings before interest, taxes, depreciation and amortization) increased 30.0% to $5.5 million for the fourth quarter of 2004 compared to EBITDA of $4.2 million for the fourth quarter of 2003. Pro forma earnings improved by 53.4% to $4.3 million or $0.23 per share for the fourth quarter of 2004 compared to pro forma earnings of $2.8 million or $0.16 per share for the same quarter in 2003. (Pro forma earnings is net income before purchase amortization included in cost of revenues and in operating expenses and income tax benefit.) For the quarter ended December 31, 2004, net income increased to $19.4 million or $1.03 per share, compared to net income of $1.0 million or $0.06 per share for the fourth quarter of 2003. Net income in the fourth quarter of 2004 included a one-time income tax credit of approximately $16.7 million primarily related to the reversal of our previously recorded valuation allowance against our net operating loss carryforwards, which we expect will be used to reduce future amounts of income taxes otherwise payable.

“Outstanding retention in our sales force and the success of our new outbound sales group contributed to our strong performance in the fourth quarter of 2004,” stated CoStar Group President & CEO Andrew C. Florance. “A restructuring of our sales commission plans has reduced our sales force turnover by more than 50% in 2004.”

For the year ended December 31, 2004, EBITDA increased 50.0% to $19.8 million, compared to EBITDA of $13.2 million in 2003. Pro forma earnings almost doubled to $14.7 million, or $0.78 per share, in 2004 compared to pro forma earnings of $7.4 million, or $0.44 per share, in 2003. Net income for 2004 increased to $25.0 million or $1.33 per share versus net income of $100,000 or $0.01 per share in 2003.

As previously announced, as a result of substantial year over year earnings growth, the impact of purchase amortization on net income has been diminished; therefore, beginning with the Company’s results for the first quarter of 2005, the Company expects to no longer report pro forma earnings. However, the Company expects to continue to report EBITDA and reconcile it to net income.

Revenues for the year ended December 31, 2004, were $112.1 million, an increase of 17.9% over revenues of $95.1 million in 2003. Revenues increased sequentially by 4.0% for the fourth quarter of 2004 over the third quarter of 2004. CoStar has reported revenue increases in 26 consecutive quarters since its IPO.

As of December 31, 2004, the Company had $117.1 million in cash, cash equivalents and short-term investments, an increase of $3.8 million compared to September 30, 2004. This increase resulted principally from growing EBITDA, and includes $240,000 of proceeds from stock option exercises of approximately 12,000 shares of common stock during the fourth quarter. The Company has no long-term debt.

“We are highly confident in our business model and believe that reinvesting our significant earnings growth into dramatically growing our database will position the company for even stronger future revenue and earnings growth,” stated CoStar Group President & CEO Andrew C. Florance. “We intend to research and release information on an additional 500,000 properties over the course of the next two years, effectively doubling the number of properties we actively track in North America.”

“Historically, there has been a direct correlation between growth in our database and revenue growth,” Florance added. “On average, we currently generate $230 in revenue annually per actively tracked building in our U.S. database with the most productive market generating as much as $2,100 annually per building. We expect the 500,000 new properties will come from our previously announced expansion into 21 new geographic markets, future new markets and the addition of retail properties and shopping centers. Further, we believe we can continue to produce earnings while making this significant investment to expand our database coverage and future earnings potential.”

The renewal rate for CoStar’s subscription services increased two percentage points from approximately 91% in the fourth quarter of 2003 to approximately 93% in the fourth quarter of 2004. During the fourth quarter of 2004 and January 2005, these renewals included long-term agreements with Cushman & Wakefield, Jones Lang LaSalle, Marcus & Millichap, Advantis/GVA and Studley Inc., five of the industry’s leading commercial real estate brokerage firms. These five contracts have an aggregate future revenue value in excess of $26.0 million and are among the Company’s largest contract commitments to date.

This week the Company released a 10,000-property database covering the Richmond, VA. market. The Company believes it has pre-sold enough monthly subscription revenue to cover the current monthly costs of maintaining and supporting the Richmond database.

This marks one of the Company’s most successful market launches to date. This is the first time an organically built new market has opened in this strong financial position. The Company expects to open an additional 18 new geographic markets in 2005.

In the second quarter of 2005, the Company expects to release a major new web service, “CoStar Relationship Manager.” CoStar Relationship Manager is a web-based sales contact management system that integrates directly with CoStar’s subscription information services.

2005 Outlook

“For 2005, we expect revenues to reach approximately $135.0 million, with organic revenue growth of approximately 18.0% to 19.0%,” stated CoStar Group Chief Financial Officer Frank A. Carchedi. “In addition, we expect a sequential increase in revenue from the fourth quarter of 2004 to the first quarter of 2005 of approximately 5.0%, which includes the acquired revenue base from the NRB acquisition. We expect 2005 fully diluted net income per share of approximately $0.23, which includes estimated third and fourth quarter equity compensation charges for previously granted, unvested stock options as described below. For the first quarter of 2005, we expect fully diluted net income per share of approximately $0.05. Our expected results throughout 2005 will be fully taxed at approximately a 40.0% effective rate as a result of the release of the valuation allowance on our net operating loss carryforwards. The new equity and tax charges are not expected to result in cash payments.”

“Capital expenditures for 2005 are expected to include investments in assets required to support our planned market and retail expansions, including additional field research vehicles, building photography, communications, photographic and computer equipment, leasehold improvements and workstations, and are expected to total approximately $8.0 million,” Carchedi stated. “Additionally, we expect to have approximately $4.0 million in capital expenditures in 2005 to support existing operations, consistent with expenditures for the past several years.”

The table below summarizes the major components of our outlook for 2005 results of operations, compared to actual results for 2004. This table includes “forward-looking statements” which are necessarily expectations reflecting our current judgment, not guarantees of future performance. The projected 2005 performance results in this table are subject to many assumptions, risks and uncertainties, including events that are not within our control, which could cause actual results to differ materially from the expected results stated in this press release. Information about potential factors that could cause actual results to differ materially from these expected results include, but are not limited to, those stated in our filings from time to time with the Securities and Exchange Commission, including our Form 10-Q for the period ended September 30, 2004, under the heading “Risk Factors.” Accordingly, you should not place undue reliance on forward-looking statements. All forward-looking statements are based on information available to us on the date of this release, and we assume no obligation to update such statements.

	For the Year Ended
	December 31, 2004	2005 Outlook
	(in thousands, except per share data)
EBITDA	$19,756	$17,500	(1)(2)

Interest income, net	1,314	2,500	(1)

Income tax expense (benefit), net	(16,925)	3,000	(1)

Depreciation and other amortization	13,010	12,500	(1)

Net income	$24,985	$4,500	(1)

Net income per share — diluted	$1.33	$0.23	(1)

Weighted average outstanding shares — diluted	18,827	19,200	(1)

(1)	Represents a forward-looking statement, which is an expectation reflecting the Company’s judgment, not a guarantee of future performance.

(2)	Includes approximately $3.7 million in expected equity compensation charges resulting principally from the adoption of Statement of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (revised 2004), which will require CoStar to expense the value of granted, unvested stock options beginning in the third quarter of 2005. No such charges are included in EBITDA for the year ended December 31, 2004.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
Revenues	$29,741	$25,270	$112,085	$95,105
Cost of revenues	9,412	7,796	35,384	30,742

Gross margin	20,329	17,474	76,701	64,363

Operating expenses:
Selling and marketing	7,909	6,888	29,458	26,537
Software development	2,177	1,755	8,492	6,886
General and administrative	6,991	6,765	27,654	26,451
Purchase amortization	1,069	1,095	4,351	4,487

	18,146	16,503	69,955	64,361

Income from operations	2,183	971	6,746	2
Other income, net	479	182	1,314	380

Income before income taxes	2,662	1,153	8,060	382
Income tax expense	0	124	159	282
Income tax benefit	(16,739)	0	(17,084)	0

Net income	$19,401	$1,029	$24,985	$100

Net income per share — basic	$1.06	$0.06	$1.38	$0.01

Net income per share — diluted	$1.03	$0.06	$1.33	$0.01

Pro forma earnings	$4,288	$2,796	$14,705	$7,364

Pro forma earnings per share — diluted	$0.23	$0.16	$0.78	$0.44

Weighted average outstanding shares — basic	18,299	17,145	18,165	16,202

Weighted average outstanding shares — diluted	18,925	17,834	18,827	16,674

Reconciliation of Non-GAAP Financial Measures with Net Income

Net income	$19,401	$1,029	$24,985	$100
Purchase amortization in cost of revenues	557	672	2,453	2,777
Purchase amortization in operating expenses	1,069	1,095	4,351	4,487
Income tax benefit	(16,739)	0	(17,084)	0

Pro forma earnings	$4,288	$2,796	$14,705	$7,364

Net income	$19,401	$1,029	$24,985	$100
Purchase amortization in cost of revenues	557	672	2,453	2,777
Purchase amortization in operating expenses	1,069	1,095	4,351	4,487
Depreciation and other amortization	1,707	1,506	6,206	5,907
Interest income, net	(479)	(182)	(1,314)	(381)
Income tax expense	0	124	159	282
Income tax benefit	(16,739)	0	(17,084)	0

EBITDA	$5,516	$4,244	$19,756	$13,172

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,807	$35,643
Short-term investments	80,262	61,806
Accounts receivable, net	3,921	4,308
Deferred income taxes	4,177	0
Prepaid and other current assets	1,916	1,981

Total current assets	127,083	103,738
Deferred income taxes	21,487	0
Property and equipment, net	13,489	10,254
Intangible and other assets, net	69,594	68,941
Deposits	1,038	967

Total assets	$232,691	$183,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,916	$9,645
Deferred revenue	6,292	5,886

Total current liabilities	19,208	15,531

Deferred income taxes	2,539	0

Stockholders’ equity	210,944	168,369

Total liabilities and stockholders’ equity	$232,691	$183,900

Reconciliation of Non-GAAP Financial Measures with 2003-2004 Quarterly Results
(in millions)

	2003				2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$(0.8)	$(0.4)	$0.3	$1.0	$1.5	$1.7	$2.4	$19.4
Purchase amortization	1.8	1.8	1.8	1.8	1.7	1.8	1.7	1.6
Income tax benefit	—	—	—	—	(0.1)	(0.1)	(0.1)	(16.7)

Pro forma earnings	$1.0	$1.4	$2.1	$2.8	$3.1	$3.4	$4.0	$4.3

Net income (loss)	$(0.8)	$(0.4)	$0.3	$1.0	$1.5	$1.7	$2.4	$19.4
Purchase amortization	1.8	1.8	1.8	1.8	1.7	1.8	1.7	1.6
Depreciation and other amortization	1.5	1.6	1.5	1.5	1.5	1.4	1.4	1.7
Interest income, net	(0.1)	(0.1)	(0.1)	(0.2)	(0.2)	(0.3)	(0.3)	(0.5)
Income tax expense	—	—	0.2	0.1	0.1	0.1	—	—
Income tax benefit	—	—	—	—	(0.1)	(0.1)	(0.1)	(16.7)

EBITDA	$2.4	$2.9	$3.7	$4.2	$4.5	$4.6	$5.1	$5.5

Management will conduct a conference call to discuss earnings results for the quarter and year ended December 31, 2004, and the financial outlook for 2005 at 11:00 am ET, Thursday, February 17, 2005. This conference call will be broadcast live over the Internet at www.costar.com/corporate/investor. If you would like to join by telephone, please call (800) 329-4405 within the United States or (706) 634-0964 outside the United States. A telephonic replay of the conference call will be available two hours after the live call concludes through midnight on February 26, 2005. The replay telephone number is (800) 642-1687 within the United States or (706) 645-9291 outside the United States. Refer to Conference ID 3857955. The replay will also be available over the Internet at www.costar.com/corporate/investor for a period of time following the call.

About CoStar Group, Inc.

CoStar Group, Inc., (NASDAQ: CSGP) is the leading provider of information services to commercial real estate professionals in the United States and the United Kingdom. CoStar’s suite of services offers customers access via the Internet to the most comprehensive database of commercial real estate information on over 55 U.S. markets, London and the United Kingdom. Based in Bethesda, MD, the company has approximately 1,000 employees throughout the United States and the United Kingdom, including the largest professional research organization in the industry.

This news release includes “forward-looking statements” including, without limitation, statements regarding CoStar’s expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including CoStar’s Form 10-Q for the period ended September 30, 2004, under the heading “Risk Factors.” In addition to these statements, there can be no assurance that CoStar will be able to double the number of buildings tracked in its database by the end of 2006, that CoStar’s revenue growth rates will be higher in the second half of 2005, that CoStar will have substantial future revenue or earnings growth, that increasing the number of properties in CoStar’s database will closely correlate with future revenue growth, that CoStar will be able to open new markets in 2005 on the schedule set forth in this press release, that CoStar will have the most comprehensive retail property database in the U.S., that CoStar will release CoStar Relationship Manager in the second quarter of 2005, that CoStar will continue to produce earnings while making significant investments, that the Company will open the additional expansion markets in as strong of a financial position, that CoStar will continue to have strong retention of its sales force, that CoStar will continue to generate revenue annually per actively-tracked building in the amount stated in this press release, that CoStar’s 2005 and first quarter 2005 revenues will grow at the rates specified in this press release, that CoStar’s revenues for 2005 will be as stated in this press release, that CoStar’s quarterly sequential growth rate for the first quarter of 2005 will be as stated in this press release, that CoStar’s fully diluted net income per share for the year ending 2005 or for the first quarter of 2005 will be as stated in this press release, that CoStar’s capital expenditures for 2005 will be the amounts stated in this press release, that the Company will no longer report pro forma earnings beginning with the Company’s first quarter 2005 earnings release, or that CoStar’s EBITDA, interest income, income tax expense, depreciation and other amortization, net income and weighted average outstanding shares — diluted for 2005 will be as stated in the 2005 Outlook section of this press release. All forward-looking statements are based on information available to CoStar on the date of this press release, and CoStar assumes no obligation to update such statements.